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                                                                   EXHIBIT 23(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Pre-Effective Amendment # 1 to the Registration Statement on Form S-4 of our report, dated January 22, 1999 relating to the consolidated statements of financial condition of XEON Financial Corp. and Subsidiary. We also consent to the reference of our Firm under the caption "Experts" in the Prospectus/Proxy Statement.





/s/ Kafoury, Armstrong & Co.
Kafoury, Armstrong & Co.
Reno, Nevada
April 30, 1999